EXHBIT 99.1

                   AVP, Inc. Announces 2005 Full Year Results

      LOS ANGELES, March 3 /PRNewswire-FirstCall/ -- AVP, Inc. (OTC Bulletin
Board: AVPI) today announced full year 2005 consolidated results for AVP, Inc. and its wholly owned subsidiary AVP Pro Beach Volleyball Tour, Inc., a lifestyle sports entertainment company focused on professional beach volleyball events.

    2005 Full Year Highlights:

    * Total revenue increased 27% to $15.6 million, compared to 2004 total revenue of $12.3 million.

    * Net loss excluding stock compensation and merger related expenses decreased by 28% to $(2.1) million.

    * Sponsorship revenue was $12.9 million, an increase of 30% from same period last year.

    * Local revenue increased to $1.2 million, a 104% increase from the same period prior year.

    * Began implementing strategic alliances with local event promotion companies to extend the AVP brand and fan base.

    * Increased fan base by 48%, according to Scarborough Sports Marketing.

    * Added multiple new national sponsors, including Herbalife, Nature Valley and Nautica.

    * Expanded number of 2005 Tour events to 14 from 12 in 2004; 2005 prize money totaled $3 million, an increase of nearly 80% over 2004.

    * On-site event exposure, as measured by SMRI, increased to 1.12 million people in 2005 from 808,000 in 2004.

    * Strong additions to AVP's executive management team and board of directors.

      "By all accounts, 2005 was a terrific year of growth for AVP, and the Company continues to progress in capitalizing on the popularity and commercial potential of beach volleyball," said Leonard Armato, AVP's Chief Executive Officer and Tour Commissioner. "During the year, we added two new tour events in Cincinnati and Boulder, which brought the total number of tour events to 14 for the 2005 season. The addition of these new tour stops coupled with an increase in sponsorship revenue resulted in total revenue of $15.6 million, a 27% increase over 2004. Sponsors continue to find AVP's unique integrated marketing platform extremely appealing. For the year, we added several exciting new national sponsors including Herbalife, Nature Valley and Nautica. In addition we renewed existing agreements through 2006 and subsequent years with important AVP supporters such as Gatorade, Xbox and McDonald's.

      "While on-site event exposure improved significantly during 2005, we are also extremely pleased with AVP's increased exposure on both cable and network television. During the year, cable and network TV exposure including FOX Sports Net, OLN and NBC Sports totaled more than 100 hours, more than double the total television hours in 2004. Our television platform continued to reach more viewers, with total gross rating points on cable and network television increasing 58% and 41%, respectively. We expect these trends to continue into the upcoming season as evidenced by the recently announced agreement with the FOX Broadcasting Company to air two live event finals on the 2006 AVP Tour."

      Mr. Armato continued, "AVP is poised for continued success with an experienced management team and guidance from a strong board of directors that was significantly enhanced during the year. With an exceptional background in entertainment marketing and sales, Andy Goldman joined AVP as our Chief Revenue Officer and assumed responsibilities for leading and expanding AVP's sales efforts nationwide. Moreover, we are also quite pleased with the appointments of new board members Roger Werner, co-founder of ESPN, and Jack Kemp, a former cabinet member and nominee for Vice President of the U.S."

    2005 Full Year Results

      For the year ended December 31, 2005, total revenue was $15.6 million, compared to $12.3 million in 2004, a 27% increase. Total revenue per event increased to $1.1 million in 2005, compared to $1.0 million per event in 2004. Sponsorship revenue from the period increased 30% during the year to $12.9 million. AVP recognizes sponsorship revenue as Tour events are held. The Company held fourteen events in 2005, compared to twelve events in the same period last year.

      Local revenue for the year increased 104% to $1.2 million, due primarily to two additional events held during 2005, along with increased revenue from on-site tour event suites and corporate hospitality. During 2005, local revenue per event also increased 75% over the prior year.

      Event costs, recognized on an event-by-event basis, increased to $11.5 million for 2005, compared with $9.1 million for 2004. The increase is a result of two additional events held in 2005. Average event cost increased slightly during 2005 to $820,000 from $760,000 in 2004, primarily due to additional costs associated with the larger Tour event stadium introduced in 2005. Operating expenses of $13.0 million for 2005 included a $5.6 million charge to consulting expenses related to the warrants granted in connection with the February 2005 private placement and merger transaction, as well as approximately $1.3 million in merger-related legal costs, SEC reporting costs and consulting fees related to the merger, costs of the related financing and resale registration of the Company's securities, which became effective on November 3, 2005. Excluding such warrant consulting expense, merger-related costs and fees and financial registration costs and fees, net loss for the year ended December 31, 2005 would have been approximately $(2.1) million compared to $(2.9) million for the same period in 2004, a decrease of 28%.

      The Company's net loss increased to $(9.0) million for 2005, from $(2.9) million for 2004. Loss per share was $(1.03) for 2005, compared to $(0.97) for 2004.

      Regarding AVP's outlook for 2006, Mr. Armato said, "As the new season approaches, AVP is aggressively engaged in brand building and revenue generating activities to capitalize on the buzz and momentum garnered from the record 2005 season. AVP has experienced strong growth over the past several seasons, and we look for these trends to continue in 2006. Looking ahead, we remain focused on increasing our sponsor revenue, expanding our local promoter partnerships nationwide, and taking advantage of additional revenue generating opportunities as we increase AVP's media exposure. Our strategic alliances with top local promotion companies allows the AVP Tour to have a strong presence in new markets without the standard upfront capital resources, as well as gaining year-round, aggressive marketing and outreach for each event."

    About the AVP Pro Beach Volleyball Tour, Inc.

      AVP Pro Beach Volleyball Tour, Inc. is a leading lifestyle sports entertainment company focused on the production, marketing and distribution of professional beach volleyball events worldwide. AVP operates the industry's most prominent national touring series, the AVP Pro Beach Volleyball Tour, which was organized in 1983. Featuring more than 200 of the top American men and women competitors in the sport, AVP staged 14 events throughout the United States in 2005 and will stage 16 events in during the 2006 season. In 2004, AVP athletes successfully represented the United States during the Olympics in Athens, Greece, winning gold and bronze medals, the first medals won by U.S. women in professional beach volleyball. For more information, please visit www.avp.com.

    All above mentioned trademarks are the property of their respective owners.
    Contact:
    Amy Cozamanis
    General Information and Investor Inquiries
    (310) 854-8314
    acozamanis@financialrelationsboard.com

                           Financial Tables to Follow

                       AVP PRO BEACH VOLLEYBALL TOUR, INC.
                                      F/K/A
                  ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

                                  BALANCE SHEET

                                                                   December 31,
                                                                       2005
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                        $  1,143,345
  Accounts receivable, net of
   allowance for doubtful accounts
   of $49,232                                                           484,770
  Prepaid expenses                                                      158,054
  Current portion of investment in
   sales-type lease                                                     145,768
  TOTAL CURRENT ASSETS                                                1,931,937

PROPERTY AND EQUIPMENT, net                                             288,409

OTHER ASSETS
  Investment in sales-type lease                                        416,551
  Other assets                                                           38,641
  TOTAL OTHER ASSETS                                                    455,192

  TOTAL ASSETS                                                     $  2,675,538

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable                                                    $    600,071
  Accounts payable                                                      711,303
  Accrued expenses                                                    1,576,435
  Accrued interest                                                      125,989
  Deferred revenue                                                      116,000
  TOTAL CURRENT LIABILITIES                                           3,129,798

OTHER LIABILITIES
  Long-term deferred revenue                                            150,000

  TOTAL LIABILITIES                                                   3,279,798

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY

  Preferred stock, 2,000,000 shares
   authorized:

     Series A convertible preferred stock,
      $.001 par value, 1,000,000 shares
      authorized, no shares issued and
      outstanding                                                            --

     Series B convertible preferred
      stock, $.001 par value, 250,000
      shares authorized,
      94,488 shares issued and
      outstanding                                                            94

  Common stock, $.001 par value,
   80,000,000 shares authorized,
   11,669,931 shares issued and
   outstanding                                                           11,670

  Additional paid-in capital                                         32,183,810

  Accumulated deficit                                               (32,799,834)

  TOTAL STOCKHOLDERS' DEFICIENCY                                       (604,260)

  TOTAL LIABILITIES AND STOCKHOLDERS'
   DEFICIENCY                                                      $  2,675,538

                       AVP PRO BEACH VOLLEYBALL TOUR, INC.
                                      F/K/A
                  ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

                            STATEMENTS OF OPERATIONS

                                                   Year Ended December 31,
                                                   2005                2004
REVENUE
    Sponsorships                               $ 12,918,471        $  9,918,117
    Other                                         2,662,811           2,390,888
    TOTAL REVENUE                                15,581,282          12,309,005

EVENT COSTS                                      11,512,511           9,125,829
    Gross Profit                                  4,068,771           3,183,176

OPERATING EXPENSES
    Marketing                                     2,447,802           2,435,124
    Administrative                                4,769,687           3,442,479
    Impairment loss for fixed assets                119,277                  --
    Stock compensation expense                    5,640,132                  --
    TOTAL OPERATING EXPENSES                     12,976,898           5,877,603

    OPERATING LOSS                               (8,908,127)         (2,694,427)

OTHER INCOME (EXPENSE)
    Interest expense                               (167,859)           (245,870)
    Interest income                                 112,030              67,185
    TOTAL OTHER INCOME (EXPENSE)                    (55,829)           (178,685)

    LOSS BEFORE INCOME TAXES                     (8,963,956)         (2,873,112)

INCOME TAXES                                             --                  --

    NET LOSS                                   $ (8,963,956)       $ (2,873,112)

Basic and diluted loss per share               $      (1.03)       $      (0.97)

Weighted average common shares
 outstanding                                      8,681,388           2,973,861

                       AVP PRO BEACH VOLLEYBALL TOUR, INC.
                                      F/K/A
                  ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

                            STATEMENTS OF CASH FLOWS

                                                      Year Ended December 31,
                                                     2005               2004
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                       $(8,963,956)       $(2,873,112)
  Adjustments to reconcile net loss
   to net cash flows from operating
   activities:
    Depreciation and amortization
     of property and equipment                       164,148             57,561
    Loss on impairment of property
     and equipment                                   119,277                 --
    Interest income on investment
     in sales-type lease                             (39,596)           (67,185)
    Amortization of deferred
     commissions                                     253,339            294,904
    Other amortization                                 8,043              6,033
    Amortization of deferred costs                        --          1,352,100
    Allowance for doubtful accounts                   39,232             10,000
    Compensation from issuance of
     stock options and warrants                    5,640,132                 --
  Decrease (increase) in operating
   assets:
    Accounts receivables                             125,135           (169,442)
    Investment in and due from
     joint venture                                        --            291,084
    Prepaid expenses                                (131,448)           (26,606)
    Other assets                                      (3,946)            (1,305)
  Increase (decrease) in operating
   liabilities:
    Accounts payable                                 396,504           (625,052)
    Accrued expenses                                 582,133            211,950
    Accrued officer compensation                     (43,208)          (167,625)
    Accrued interest                                  (7,308)           245,871
    Deferred revenue                                (284,050)           275,050

    NET CASH FLOWS FROM OPERATING
     ACTIVITIES                                   (2,145,569)        (1,185,774)

CASH FLOWS FROM INVESTING
 ACTIVITIES
  Investment in property and
   equipment                                        (370,131)          (228,416)
  Investment in sales-type lease                     105,600            158,400

    NET CASH FLOWS FROM INVESTING
     ACTIVITIES                                     (264,531)           (70,016)

                       AVP PRO BEACH VOLLEYBALL TOUR, INC.
                                      F/K/A
                  ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

                      STATEMENTS OF CASH FLOWS (Continued)


                                                      Year Ended December 31,
                                                      2005              2004

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of capital stock            $ 5,000,061       $        --
   Offering costs                                    (753,038)               --
   Proceeds from borrowing                                 --         2,000,000
   Payment of registration penalty for
    common stock                                        7,822                --
   Debt repayments                                 (1,333,333)         (183,333)

      NET CASH FLOWS FROM FINANCING
       ACTIVITIES                                   2,921,512         1,816,667

      NET INCREASE IN CASH AND CASH
       EQUIVALENTS                                    511,412           560,877

      CASH AND CASH EQUIVALENTS,
       BEGINNING OF PERIOD                            631,933            71,056

      CASH AND CASH EQUIVALENTS, END OF
       PERIOD                                     $ 1,143,345       $   631,933

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
   Cash paid during the period for:
   Interest                                       $    86,159       $    48,939
   Income taxes                                   $       800       $        --

SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING AND FINANCING INFORMATION

   Net liabilities assumed in merger
     Cash                                         $     4,217       $        --
     Accounts payable                                (261,857)               --
     Accrued Expenses                                (173,934)               --
                                                  $  (431,574)      $        --

   Conversion of Association redeemable
    preferred stock into common stock             $ 3,657,600       $        --

   Conversion of 10% convertible notes
    payable into common stock                     $ 2,290,348       $        --

   Conversion of AEG note payable into
    common stock                                  $ 1,183,333       $        --